FIRST AMENDMENT AND CONSENT

            FIRST AMENDMENT AND CONSENT (this "Amendment"), dated as of September 20, 2000, among AMERICAN ITALIAN PASTA COMPANY (the "Company"), the Banks from time to time party hereto, DEUTSCHE BANK SECURITIES INC., as Arranger (in such capacity, the "Arranger") and BANKERS TRUST COMPANY, as Agent (in such capacity, the "Agent"). All capitalized terms used herein and not otherwise defined shall have the respective meanings provided such terms in the Credit Agreement referred to below.

                             W I T N E S S E T H:
                             - - - - - - - - - -


            WHEREAS, the Company, the Banks, the Arranger and the Agent are parties to a Credit Agreement, dated as of October 30, 1992, amended and restated as of July 1, 1994, further amended and restated as of February 26, 1996, further amended and restated as of April 11, 1997, further amended and restated as of October 17, 1997 and further amended and restated as of April 26, 2000 (as in effect on the date hereof, the "Credit Agreement");

            WHEREAS, the Company wishes to acquire certain assets used in the manufacture, marketing and sale of the Mueller's brand of pasta and to assume certain related liabilities, in each case pursuant to, and in accordance with the terms of, an Asset Purchase Agreement, dated as of October 4, 2000, between the Company and Bestfoods (as amended, modified, or supplemented to the date hereof, the "Mueller's Brand Asset Purchase Agreement") (with such acquisition and assumption on the basis set forth above being herein called the "Mueller's Brand Acquisition"); and

            WHEREAS, subject to the terms and conditions of this Amendment, the parties hereto wish to amend, and the Banks wish to grant certain consents to, the Credit Agreement, in each case as herein provided;

            NOW, THEREFORE, it is agreed:

I.    Amendments and Consents to Credit Agreement.

            1. Section 7 of the Credit Agreement is hereby amended by inserting the following new Section 7.26 immediately following Section 7.25:

            "7.26 Consummation of the Mueller's Brand Acquisition. At the time of consummation thereof, each element of the Mueller's Brand Acquisition shall have been consummated in accordance with the terms of the Mueller's Brand Asset Purchase Agreement (and without giving effect to any amendments, modifications or waivers of any terms or conditions thereof unless consented to by the Required Banks) and all applicable laws. At the time of consummation thereof, all material consents and approvals of, and filings and registrations with, and all other actions in respect of, all governmental agencies, authorities or instrumentalities required in order to make or consummate the Mueller's Brand Acquisition in accordance with all applicable laws and all material third party approvals required in connection with the Mueller's Brand Acquisition have been obtained, given, filed or taken and are or will be in full force and effect (or effective judicial relief with respect thereto has been obtained). All applicable waiting periods with respect thereto have or, prior to the time when required, will have, expired without, in all such cases, any action being taken by any competent authority, which restrains, prevents, or imposes material adverse conditions upon the consummation of any element of the Mueller's Brand Acquisition. Additionally, there does not exist any judgment, order or injunction prohibiting or imposing material adverse conditions upon the consummation of any element of the Mueller's Brand Acquisition, the occurrence of any Credit Event, or the performance by the Borrower or any of its Subsidiaries of their respective obligations under all applicable laws. At the time of the consummation of the Mueller's Brand Acquisition and immediately after giving effect thereto, no Default or Event of Default exists.".

            2. Section 9.02 of the Credit Agreement is hereby amended by (i) deleting the text "and" appearing at the end of clause (vii) of said Section,
(ii) deleting the period appearing at the end of clause (viii) of said Section and inserting the text "; and" in lieu thereof and (iii) inserting the following new clause (ix) immediately following clause (viii) of said Section:

                 "(ix) the Mueller's Brand Acquisition shall be permitted, so long as (v) same is consummated on or prior to February 1, 2001, (w) the sole consideration paid to effect the Mueller's Brand Acquisition consists of (1) 686,666 unregistered shares of Class A Common Stock (the "MBA Shares"), (2) aggregate net cash consideration of $16,725,718 (as adjusted as set forth in Sections 3.2 and 4.2(l) of the Mueller's Brand Asset Purchase Agreement), (3) the contingent Earn-Out Payment (as defined in the Mueller's Brand Asset Purchase Agreement), (4) the assumption by the Borrower of the Assumed Liabilities under, and as defined in, the Mueller's Brand Asset Purchase Agreement and (5) the release and indemnity by the Company of certain claims against Bestfoods under the Mueller's Brand Asset Purchase Agreement as set forth in Article XIII to the Mueller's Brand Asset Purchase Agreement, (x) after giving effect to the issuance of the MBA Shares, no Change of Control shall have occurred, (y) the Mueller's Brand Acquisition shall have been consummated in accordance with the requirements of Section 7.26 and (z) there shall have been delivered to the Agent true and correct copies of the Mueller's Brand Asset Purchase Agreement and all documents entered into in connection with the Mueller's Brand Acquisition, certified as such by an officer of the Company, all of which shall be reasonably satisfactory in form and substance to the Agent.".

                  3. Notwithstanding anything to the contrary contained in
Section 9.03 of the Credit Agreement, the Borrower may acquire MBA Shares from Bestfoods as payment for amounts required to be paid to the Borrower pursuant to
Article X of the Mueller's Brand Asset Purchase Agreement, so long as (i) such acquisition is made in accordance with the requirements of Section 10.8 thereof, and (ii) the only "consideration" for such acquisition of MBA Shares is the Borrower's forgiveness of Bestfood's obligation to make a cash payment pursuant to said Article X (with such foregiveness to be in a like amount as the value of such MBA Shares so acquired (assuming a valuation of $30 per share)).

            4. Section 9.11(iii) of the Credit Agreement is hereby amended by inserting the text ", provided that notwithstanding the foregoing, the Company may enter into the Mueller's Brand Asset Purchase Agreement (which, inter alia, obligates the Company to make certain "make-whole" payments to Bestfoods on the terms provided therein in the event Bestfoods does not receive $30 per share pursuant to its sale of the MBA Shares), so long as the Mueller's Brand Acquisition shall have been consummated in accordance with the requirements of
Section 9.02(ix) on or prior to February 1, 2001" immediately prior to the text ", (iv) amend," appearing in said Section.

            5. Notwithstanding anything to the contrary contained in Section 9.11(vi) of the Credit Agreement, the Company may terminate the CPC Contract concurrently with the consummation of the Mueller's Brand Acquisition in accordance with the requirements of Section 9.02(ix) of the Credit Agreement.

            6. Section 11.01 of the Credit Agreement is hereby further amended by inserting in the appropriate alphabetical order the following new definitions:

            "First Amendment" shall mean the First Amendment to this Agreement, dated as of September 20, 2000.

            "MBA Shares" shall have the meaning provided in Section 9.02.

            "Mueller's Brand Acquisition" shall have the meaning provided in the First Amendment.

            "Mueller's Brand Asset Purchase Agreement" shall have the meaning provided in the First Amendment.

II.   Miscellaneous Provisions.

            1. In order to induce the Banks to enter into this Amendment, the Company hereby represents and warrants that:

            (a) no Default or Event of Default exists as of the First Amendment Effective Date (as defined below), both immediately before and immediately after giving effect to this Amendment;

            (b) all of the representations and warranties contained in the Credit Agreement or the other Credit Documents are true and correct in all material respects on the First Amendment Effective Date both immediately before and after giving effect to this Amendment, with the same effect as though such representations and warranties had been made on and as of the First Amendment Effective Date (it being understood that any representation or warranty made as of a specific date shall be true and correct in all material respects as of such specific date); and

            (c) at the time of the consummation of the Mueller's Brand Acquisition (and immediately after giving effect thereto), the consummation of same shall not (i) contravene any provision of any applicable law, statute, rule or regulation or any applicable order, writ, injunction or decree of any court or governmental instrumentality, (ii) conflict or be inconsistent with or result in any breach of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (except pursuant to the Credit Documents) upon any of the material properties or assets of the Company or any of its Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement or loan agreement, or any other material agreement, contract or instrument to which the Company or any of its Subsidiaries is a party or by which it or any of its material property or assets is bound or to which it may be subject or (iii) violate any provision of the certificate of incorporation, by-laws, certificate of limited partnership, limited partnership agreement or any equivalent organizational document of the Borrower or any of its Subsidiaries.

            2. This Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Credit Agreement or any other Credit Document.

            3. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the Company and the Agent.

            4. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

            5. This Amendment shall become effective on the date (the "First Amendment Effective Date") when each of the Company, the Agent and the Banks constituting the Required Banks shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of facsimile transmission) the same to the Agent at its Notice Office.

            6. From and after the First Amendment Effective Date, all references in the Credit Agreement and each of the other Credit Documents to the Credit Agreement shall be deemed to be references to the Credit Agreement as modified hereby.

                                    * * *

            IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Amendment as of the date first above written.

                                         AMERICAN ITALIAN PASTA COMPANY


                                         By:
                                             Name:
                                             Title:


                                         BANKERS TRUST COMPANY, Individually
                                            and as Agent

                                         By
                                            Name:
                                            Title:

                                         DEUTSCHE BANK SECURITIES, INC.,
                                            as Arranger

                                         By
                                            Name:
                                            Title:

                                         BANK OF SCOTLAND



                                         By
                                            Name:
                                            Title:

                                         BANK ONE, WISCONSIN



                                         By
                                            Name:
                                            Title:

                                         THE PRUDENTIAL INSURANCE COMPANY OF
                                            AMERICA

                                         By
                                            Name:
                                            Title:

                                         COMMERCE BANK, N.A.



                                         By
                                            Name:
                                            Title:

                                         BANK POLSKA KASA OPIEKI S.A.



                                         By
                                            Name:
                                            Title:

                                         UMB BANK, N.A.



                                         By
                                            Name:
                                            Title:

                                         CREDIT AGRICOLE INDOSUEZ



                                         By
                                            Name:
                                            Title:

                                         WACHOVIA BANK, N.A.



                                         By
                                            Name:
                                            Title:

                                        BANCA NAZIONALE DEL LAVORO S.p.A.-
                                            New York Branch



                                         By
                                            Name:
                                            Title:

                                        BANK OF AMERICA, N.A.
                                            successor by merger to
                                            NATIONSBANK, N.A.



                                         By
                                            Name:
                                            Title:

                                         FIRSTAR BANK, N.A.
                                            successor by merger to
                                            MERCANTILE BANK



                                         By
                                            Name:
                                            Title:


                                         BANCO ESPIRITO SANTO, S.A.



                                         By
                                            Name:
                                            Title: